VARIABLE ANNUITY TECHNOLOGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.5%

ASML Holding NV†

5,736

$

142,310

BEA Systems, Inc.*

7,402

141,748

Microsoft Corp.

24,071

$

683,135

Total System Services, Inc.

5,880

139,121

International Business

Agilent Technologies, Inc.*

4,653

138,799

Machines Corp.†

5,342

615,078

Cognizant Technology

Cisco Systems, Inc.*

22,225

535,400

Solutions Corp. — Class A*

4,792

138,153

Hewlett-Packard Co.

10,966

500,708

Xilinx, Inc.†

5,722

135,898

Intel Corp.

23,291

493,303

STMicroelectronics NV — SP

Nokia Oyj — SP ADR†

15,289

486,649

ADR

12,490

133,143

Apple, Inc.*

3,304

474,124

Activision, Inc.*†

4,808

131,306

Oracle Corp.*

22,528

440,648

Nvidia Corp.*

6,617

130,950

Research In Motion Ltd.*†

3,600

404,028

Electronic Data Systems Corp.

7,767

129,321

Google, Inc. — Class A*†

878

386,733

Microchip Technology, Inc.†

3,949

129,251

Qualcomm, Inc.

9,359

383,719

Intuit, Inc.*

4,782

129,162

SAP AG — SP ADR†

7,330

363,348

Fidelity National Information

Taiwan Semiconductor

Services, Inc.

3,323

126,739

Manufacturing Co. Ltd. — SP

Fiserv, Inc.*

2,629

126,429

ADR

35,216

361,668

Linear Technology Corp.†

4,117

126,351

Yahoo!, Inc.*†

11,082

320,602

Broadcom Corp. — Class A*†

6,541

126,045

eBay, Inc.*

10,097

301,295

Satyam Computer Services Ltd.

Dell, Inc.*†

15,023

299,258

— SP ADR†

5,570

125,826

Corning, Inc.

11,978

287,951

Salesforce.com, Inc.*†

2,140

123,842

Texas Instruments, Inc.†

9,953

281,371

VeriSign, Inc.*

3,675

122,157

Applied Materials, Inc.

13,105

255,679

Computer Sciences Corp.*†

2,965

120,942

EMC Corp*†

16,277

233,412

Altera Corp.†

6,495

119,703

Telefonaktiebolaget LM

Flextronics International Ltd.*†

12,733

119,563

Ericsson — SP ADR†

11,528

226,525

Marvell Technology Group

Accenture Ltd. — Class A†

6,342

223,048

Ltd.*†

10,793

117,428

MasterCard, Inc.†

1,000

222,990

BMC Software, Inc.*

3,576

116,292

Automatic Data Processing,

Western Digital Corp.*†

4,287

115,920

Inc.

5,256

222,802

Harris Corp.

2,382

115,598

Adobe Systems, Inc.*

5,646

200,941

Amphenol Corp. — Class A

3,068

114,283

Infosys Technologies Ltd. —

NetApp, Inc.*†

5,672

113,724

SP ADR

5,550

198,524

NAVTEQ Corp.*

1,670

113,560

Tyco Electronics Ltd.

5,600

192,192

KLA-Tencor Corp.

3,039

112,747

MEMC Electronic Materials,

Affiliated Computer Services,

Inc.*†

2,647

187,672

Inc. — Class A*†

2,147

107,586

Western Union Co.

8,590

182,709

Autodesk, Inc.*

3,372

106,151

Symantec Corp.*†

10,886

180,925

McAfee, Inc.*†

3,197

105,789

Electronic Arts, Inc.*†

3,588

179,113

Avnet, Inc.*

3,225

105,554

Xerox Corp.

11,789

176,481

Check Point Software

Motorola, Inc.

18,334

170,506

Technologies Ltd.*†

4,677

104,765

Sun Microsystems, Inc.*†

10,790

167,569

Amdocs, Ltd.*†

3,651

103,542

AU Optronics Corp. — SP

Akamai Technologies, Inc.*†

3,600

101,376

ADR†

9,633

165,591

Citrix Systems, Inc.*

3,432

100,661

Paychex, Inc.†

4,812

164,859

Hewitt Associates, Inc. —

Juniper Networks, Inc.*†

6,311

157,775

Class

CA, Inc.

7,001

157,523

A*†

2,520

100,220

Alcatel-Lucent†

27,168

156,488

Lam Research Corp.*

2,615

99,945

Seagate Technology†

6,930

145,114

Micron Technology, Inc.*†

16,688

99,627

Analog Devices, Inc.†

4,913

145,032

Arrow Electronics, Inc.*†

2,883

97,013

LSI Logic Corp.*†

19,575

96,896

VARIABLE ANNUITY TECHNOLOGY FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Face

Market

Shares

Value

Amount

Value

National Semiconductor Corp.

5,263

$

96,418

REPURCHASE AGREEMENTS 0.8%

NCR Corp.*†

4,187

95,589

Iron Mountain, Inc.*†

3,574

94,497

Collateralized by U.S. Treasury

Baidu.com - SP ADR*†

93,456

Obligations

SanDisk Corp.*†

4,076

91,995

Lehman Brothers Holdings, Inc.

Intersil Corp. — Class A

3,554

91,231

issued 03/31/08 at 1.15% due

Flir Systems, Inc.*†

3,030

91,173

04/01/08

$    155,481

$

155,481

Nuance Communications,

Inc.*†

5,140

89,487

Total Repurchase Agreements

Trimble Navigation Ltd.*†

3,130

89,487

(Cost $155,481)

155,481

Infineon Technologies AG —

SP ADR*

12,640

88,733

SECURITIES LENDING COLLATERAL 29.3%

Global Payments, Inc.†

2,130

88,097

DST Systems, Inc.*†

1,332

87,566

Advanced Micro Devices,

Investment in Securities Lending Short

Inc.*†

14,820

87,290

Term

Teradata Corp.*†

3,900

86,034

Investment Portfolio Held

Red Hat, Inc.*

4,614

84,851

by U.S. Bank

5,803,469

5,803,469

Synopsys, Inc.*†

3,616

82,119

Cypress Semiconductor

Total Securities Lending Collateral

Corp.*†

3,467

81,856

(Cost $5,803,469)

5,803,469

Mettler Toledo International,

Inc.*

81,484

Total Investments 129.6%

Lexmark International, Inc.*†

2,626

80,671

(Cost $22,730,380)

$ 25,670,330

SAIC, Inc.*†

4,210

78,264

Itron, Inc.*

76,696

Liabilities in Excess of Other

Alliance Data Systems Corp.*

1,594

75,731

Assets – (29.6)%

$ (5,864,976)

Ansys, Inc.*†

2,150

74,218

Ingram Micro, Inc. — Class A*

4,616

73,071

Net Assets – 100.0%

$ 19,805,354

Novellus Systems, Inc.*†

3,244

68,286

*

Non-Income Producing Security.

Tellabs, Inc.*†

12,321

67,149

†

All or a portion of this security is on loan at March 31, 2008.

ADR - American Depository Receipt

Cadence Design Systems,

Inc.*†

6,211

66,333

VMware, Inc.*†

1,480

63,374

Equinix, Inc.*†

63,166

Broadridge Financial Solutions,

Inc.

3,586

63,114

CommScope, Inc.*†

1,792

62,415

Nortel Networks Corp.*

8,610

57,601

Jabil Circuit, Inc.

5,529

52,304

MercadoLibre, Inc.*†

1,250

________

49,700

Total Common Stocks

(Cost $16,771,430)

________

19,711,380

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